EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           MGIC INVESTMENT CORPORATION

                               ARTICLE I. OFFICES

         1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS

         2.01. Annual Meeting. The annual meeting of the shareholders ("Annual Meeting") shall be held on the first Monday in May, at such time or on such other day as may be designated by resolution of the Board of Directors. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

         2.02. Purposes of Annual Meeting. At each Annual Meeting, the shareholders shall elect directors and transact any other business as may properly come before the Annual Meeting. If the election of directors shall not be held on the date designated herein, or fixed as herein provided, for any Annual Meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders (a "Special Meeting") as soon thereafter as is practicable.

         2.03. Special Meetings. A Special Meeting, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Insurance Corporation Law, may be called by the Board of Directors, the Chairman of the Board or the President. The corporation shall call a Special Meeting in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed Special Meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held.

         2.04. Place of Meeting. The Board of Directors, the Chairman of the Board, the President or the Secretary may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting or for any postponement or adjournment thereof. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board, the President or the Secretary.

         2.05. Notice of Meeting. Written or printed notice stating the date, time and place of any Annual Meeting or Special Meeting shall of delivered not less than three days (unless a longer period is required by the Wisconsin Business Corporation Law) nor more than 60 days before the date of such meeting either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other shareholders as required by the Wisconsin Business Corporation Law. If mailed, notice pursuant to this Section 2.05 shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. Unless otherwise required by the Wisconsin Business Corporation Law or the articles of incorporation of the corporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, the notice of meeting shall describe the purpose or purposes for which the Special Meeting is called. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date (as defined in Section 2.06) for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

         2.06. Fixing of Record Date. The Board of Directors may fix in advance a date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, such meeting ("Meeting Record Date"). The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of, and to vote at, the meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of, and to vote at, any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of

Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

         2.07. Voting Records. After a Meeting Record Date has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of, and number of shares held by, each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his expense, during the period that it is available for inspection pursuant to this Section 2.07. The corporation shall make the shareholders' list available at the meeting and any shareholder or his agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

         2.08.  Quorum and Voting Requirements;  Postponements; Adjournments.

         (a) Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.08. Except as otherwise provided in the articles of incorporation of this corporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting, unless a new Record Date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles or incorporation of the corporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation of the corporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at any Annual Meeting or Special Meeting at which a quorum is present.

         (b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or the President or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.09. Conduct of Meetings. The Chairman of the Board, and in his absence, the Vice Chairman of the Board, and in his absence, the President, and in their absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairman of such meeting, and the Secretary of the corporation shall act as secretary of all Annual Meetings and Special Meetings, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.10. Proxies. At all Annual Meetings and Special Meetings, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form. Unless otherwise provided, a proxy may be revoked any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy does not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         2.11.  Voting of Shares.

         (a) Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at any Annual Meeting or Special Meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Wisconsin Business Corporation Law or the articles of incorporation of the corporation.

         (b) Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by this corporation, shall not be entitled to vote at any Annual Meeting or Special Meeting, but shares held in a fiduciary capacity may be voted.

         2.12. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

         (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

         (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

         (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

         (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

         (e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

         The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         2.13 Waiver of Notice by Shareholders. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                         ARTICLE III. BOARD OF DIRECTORS

         3.01  General Powers; Number and Classification; Vacancy.

         (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         (b) The number of directors of the corporation shall be not less than 7 nor more than 17, as determined from time to time by the Board of Directors, divided into three substantially equal classes and designated as Class I, Class II and Class III, respectively. Commencing at a Special Meeting to be held promptly after the adoption of these Bylaws, a class of directors shall be elected to Class I for a term to expire at the 1992 Annual Meeting, a class of directors shall be elected to Class II for a term to expire at the 1993 Annual Meeting and a class of directors shall be elected to Class III for a term to expire at the 1994 Annual Meeting and, in each case, until their successors are duly qualified and elected. At each Annual Meeting thereafter the successors to the class of directors whose term shall expire at the time of Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting, and until their successors are duly qualified and elected or until there is a decrease in the number of directors that takes effect after the expiration of their term.

         (c) Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be duly qualified and elected.

         3.02. Resignations and Qualifications. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, the Chairman of the Board or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

         3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the Annual Meeting. The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced to directors at or before such Annual Meeting. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

         3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or any two directors. The Chairman of the Board, the President or the Secretary may designate any place, either within or without the State of Wisconsin, as the place for holding any such special meeting. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

         3.05 Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given to each director not less than 24 hours prior to the meeting by giving oral, telephonic or written notice to a director communicated in person, or by telegram, facsimile or other form of wire or wireless communication, or not less than 48 hours prior to a meeting by delivering, sending by private carrier or mailing written notice to the business address or such other address as a director shall have designated in writing filed with the Secretary. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be effective when the telegram addressed as in case of notice by mail is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when the notice addressed as in case of notice by mail is delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation of the corporation, these Bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of its permanent corporate records, but only for so long as such other permanent corporate records are maintained. A director's attendance at, or participation in, a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.

         3.06. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation or these Bylaws, a majority of the number of directors fixed in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation or by these Bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.12 hereof shall consist of a majority of the number of directors appointed to serve on the committee, but a majority of the members present (though less than a quorum) may adjourn the meeting from time to time without further notice.

         3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Wisconsin Business Corporation Law, the articles of incorporation of this corporation or these Bylaws.

         3.08. Conduct of Meetings. The Chairman of the Board, and in his absence, the Vice Chairman of the Board, and in their absence, the President and in their absence, a Vice President in the order provided under Section 4.08, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

         3.09. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         3.10. Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation of the corporation, these Bylaws or any provision of the Wisconsin Business Corporation Law to be taken by the Board of Directors (or any committee thereof created pursuant to Section 3.12) at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Board of Directors or of the committee, as the case may be, then in office. Any such consent action may be signed in separate counterparts and shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

         3.11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or any committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting;
(b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

         3.12.  Committees.

         (a) (i) An Executive Committee consisting of three or more members of the Board of Directors be and it hereby is created. The Board of Directors by the affirmative vote of a majority of the number of directors fixed in Section 3.01, shall designate the members of the Executive Committee, one of whom shall be designated by the Board of Directors as Chairman of the Executive Committee. The Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation when the Board of Directors is not in session; provided, however, that the Executive Committee shall have no power or authority to take action on behalf of the Board of Directors to the extent limited in Section 3.12(b) of these Bylaws or the Wisconsin Business Corporation Law. The Board of Directors shall have the power at any time to fill vacancies in, to change the members of, or to dissolve the Executive Committee by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director.

         (ii) Notice of each meeting of the Executive Committee shall be given to each member thereof in accordance with Section 3.05. The attendance or participation of a committee member at a meeting shall constitute a waiver of required notice to him of such meeting, unless the committee member at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, not the purpose of, any meeting of the Executive Committee need be specified in the notice, or waiver of notice, of such meeting.

         (iii) The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee, unless the act of a greater number is required by the Wisconsin Business Corporation Law or by the articles incorporation of the corporation or these Bylaws.

         (iv) The Chairman of the Executive Committee, and, in his absence, any member chosen by the members present, shall call meetings of the Executive Committee to order and shall act as chairman of the meeting. The presiding officer may appoint any member or other person present to act as secretary of the meeting. Unless otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation of the corporation or these Bylaws, the Executive Committee shall fix its own rules governing the conduct of its activities and shall keep and report to the Board of Directors regular minutes of the proceedings of the Executive Committee for subsequent approval by the Board of Directors.

         (b) The Board of Directors  by  resolution  adopted by the  affirmative vote of a  majority  of the  number  of  directors  fixed  in  Section  3.01 may designate one or more other committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Alternate members of a committee shall take the place of any absent member or members at any meeting of such committee upon request of the Chairman of the Board or the President or upon request of the chairman of such meeting. Each committee (other than the Executive Committee) shall consist of two or more directors elected by, and to serve at the pleasure of, the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee (including the Executive Committee) may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the articles of incorporation of the corporation; (e) adopt, amend or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval;
(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee (including the Executive Committee) may employ counsel, accountants and other consultants to assist it in the exercise of its authority. Notices of committee meetings shall be given to committee members in compliance with Section 3.05. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         3.13. Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these Bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.12) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following: (a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disputation of substantial property or assets of the corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (d) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director's social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (b), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the corporation having a net book value equal to 10% or more of the net book value of the total assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the corporation have been prepared.

                              ARTICLE IV. OFFICERS

         4.01. Number. The principal offices of the corporation shall be a President, one or more Vice Presidents, as authorized from time to time by the Board of Directors, a Controller, a Secretary and a Treasurer and such other officers and agents as the Board of Directors may from time to time determine necessary, each of whom shall be chosen by the Board of Directors. The Board of Directors may also from time to time elect or appoint a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any number of offices may be held by the same person.

         4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each Annual Meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly chosen or until his prior death, resignation or removal.

         4.03. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these Bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The election or appointment of an officer does not of itself create contract rights.

         4.04.  Resignations and Vacancies.

         (a) An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

         (b) A vacancy in the office of President, Secretary or Treasurer shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office may also be filled by the Board of Directors, should it deem it necessary to do so. If a resignation of an officer is effective at a later date as contemplated by this Section 4.04, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.

         4.05. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control the business and affairs of the corporation and shall determine long-range, strategic direction and objectives and shall formulate major corporate policies. The Chairman of the Board shall preside at all Annual Meetings and Special Meetings and at all meetings of the Board of Directors. He shall also in general perform such other duties and functions as may be assigned herein and as may be delegated or assigned to him by the Board of Directors from time to time. The Chairman of the Board shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation and to delegate authority to them. The Chairman shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other departments or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Board of Directors.

         4.06. Vice Chairman of the Board. The Vice Chairman of the Board, if one shall be elected or appointed, shall in the absence of the Chairman of the Board, perform the duties and functions of the Chairman of the Board. He shall also in general perform such other duties and functions as may be delegated or assigned to him by the Board of Directors or the Chairman of the Board.

         4.07. President. The President shall perform such duties as may be delegated to or assigned to him by the Chief Executive Officer or by the Board of Directors from time to time. The President shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports and all other documents necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by the Board of Directors, and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

         4.08. The Vice Presidents. The Board of Directors shall elect one or more Vice Presidents as it shall deem necessary for the carrying out of the corporation's business, some of whom may be designated as Executive Vice Presidents and some of whom may be designated as Senior Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, giving priority to any Executive Vice Presidents, and then to any Senior Vice Presidents (in the order of their respective priorities), but otherwise in the order designated by the Board of Directors or in the absence of any such designation, then in order of choosing) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President shall perform such duties and have such authority, as, from time to time, may be delegated or assigned to him by the President, or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence as to third parties of his authority to act in the stead of the President.

         4.09. The Secretary. The Secretary shall: (a) keep the minutes of the Annual Meetings and Special Meetings and other meetings of the Board of Directors in one or more books provided for that purpose (including records of consent actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares, if any, and showing the number and class or series of shares, if any, held by each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President, any Vice President or the Board of Directors.

         4.10. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President, any Vice President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.11. Controller. Subject to the control and supervision of the Board of Directors, the Controller shall have charge of the books of account of the corporation and maintain appropriate accounting records and he shall perform such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Board of Directors, the President or the Vice President responsible for financial matters.

         4.12. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President, any Vice President or the Board of Directors.

         4.13. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

         4.14. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or, except in the case of the Chairman of the Board, the Vice Chairman of the Board, President or any Executive Vice President, by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                       ARTICLE V. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

         5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or any Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.02. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.03. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         5.05. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of security holders of such other corporation by the President or by any Vice President who may be present. Whenever, in the judgment of the President or of any Vice President, it is desirable for the corporation to execute a proxy or written consent in respect to any share or shares of stock or other securities issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the President or by any one of the Vice Presidents and, if required, should be attested by the Secretary or an Assistant Secretary under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

         5.06. No Nominee Procedures. The corporation has not established, and nothing in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section
180.0723 of the Wisconsin Business Corporation Law.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be registered upon the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in
Section 6.06.

         6.02. Facsimile Signature and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee.

         6.03. Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued. If any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

         6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

         6.06. Lost, Destroyed or Stolen Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         6.07. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respects of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statues of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                                ARTICLE VII. SEAL

                  7.01. The Board of Directions shall provide a corporate seal for the corporation which shall be circular in form and shall have inscribed thereon the name of the corporation, and the state of incorporation and the words, "Corporate Seal."

                          ARTICLE VIII. INDEMNIFICATION

                  8.01. Certain Definitions.  All capitalized terms used in this
Article VIII and not otherwise hereinafter defined in this Section 8.01 shall have the meaning set forth in Section 180.0850 of the Statute. The following terms (including any plural forms thereof) used in this Article VIII shall be defined as follows:

         (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

         (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 8.04.

         (c) "Board" shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

         (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 8.04, to constitute misconduct under Section 180.0851 (2) (a) 1, 2, 3 or 4 of the Statute.

         (e) "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

         (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

         (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

         (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term "Party" shall also include any Director or Officer or employee who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

         (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article VIII, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Exchange Act, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a

Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

         (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

         8.02 Mandatory Indemnification. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

         8.03.  Procedural Requirements.

         (a) A Director or Officer who seeks indemnification under Section 8.02 shall make a written request therefor to the Corporation. Subject to Section
8.03 (b), within 60 days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.05).

         (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 8.02 if, within such 120-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty of (ii) a Disinterested Quorum cannot be obtained.

         (c) In either case of nonpayment pursuant to Section 8.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in
Section 8.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

         (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such 120-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

         8.04. Determination of Indemnification.

         (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 8.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

                  (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board; or

                  (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules.

         (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

         (c) The Authority shall make its determination within 60 days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

         (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.05), including interest thereon at a reasonable rate, as determined by the Authority, within 10 days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities' incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

         (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

         (f) All  Expenses  incurred  in the  determination  process  under this
Section 8.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

         8.05.  Mandatory Allowance of Expenses.

         (a) The Corporation shall pay or reimburse from time to time or at any time, within 10 days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

                  (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                  (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 8.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 8.04.

         (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.05, such Director or Officer shall not be required to pay interest on such amounts.

         8.06.  Indemnification and Allowance of Expenses of Certain Others.

         (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

         (b) The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

         (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 8.06(b) hereof) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

         8.07. Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the

Corporation is required or permitted to indemnify against any such Liability under this Article VIII.

         8.08. Severability. If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

         8.09. Nonexclusively of Article VIII. The rights of a Director, Officer or employee (or any other person) granted under this Article VIII shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VIII shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

         8.10. Contractual Nature of Article VIII; Repeal or Limitation of Rights. This Article VIII shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation.

                             ARTICLE IX. FISCAL YEAR

         9.01. The fiscal year of the corporation shall be the calendar year.

                              ARTICLE X. AMENDMENTS

         10.01. By Shareholders. Except as otherwise provided in the articles of incorporation of the corporation or these Bylaws, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.

         10.02. By Directors. Except as otherwise provided in the articles of incorporation of the corporation or these Bylaws, these Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that notice of any proposal to take any such action shall have been given to each director not less than 72 hours prior to the meeting by one of the methods set forth in Section 3.05; but no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors unless the Bylaw so adopted so permits.

         10.03. Implied Amendments. Except as otherwise provided in the articles of incorporation of the corporation or these Bylaws, any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.